December 12 was a significant day for the U.S. beef industry because it marked the resumption of beef trade with Japan—historically our largest trading partner. It will undoubtedly create opportunities for our company as well as individual members who can verify age of their cattle and receive the premiums for beef supplied to the Japanese market.

We are encouraged to be back marketing beef to Japan but it is important that we move the age limit on cattle that could qualify for the Japanese market from 20 months of age to the scientifically accepted 30 months of age. In the coming weeks and months we need to make sure everyone around the world understands that based on science, all U.S. beef is safe from Bovine Spongiform Encephalopathy (BSE) regardless of age thanks to stringent preventative measures taken by our government and industry over the past 16 years.

U.S. beef is the safest in the world, regardless of
age, thanks to preventative measures taken by
our government and industry since 1989.

Since 2004, USDA’s Enhanced BSE Surveillance Program has tested more than 500,000 animals targeted as high risk for BSE and has found only one confirmed case which verifies that U.S. firewalls are working and the prevalence of this disease in U.S. cattle is extremely low. The U.S. government and beef processing industry has also taken the added precaution of removing all materials that could carry BSE from beef carcasses to make sure U.S. beef is safe for domestic and global consumers.

Within our own company the quality and safety of our product has not wavered. But the rules we must comply with to export to countries like Japan have changed and so we have taken every precaution to

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Make sure records are in place and calves are identified
How to Qualify Cattle for USPB’s Age Verified Program
 By Brian Bertelsen, Director of Field Operations

Now that the Japanese border is open to U.S. beef again, our company is processing cattle that qualify for export to that market. In an effort to be ready to serve that market, USPB and National Beef (NBP) have been training producers who have expressed an interest in delivering cattle that are age verified. USPB has been paying AV premiums since April of this year and increased those premiums with the announcement of the opening of the Japanese market. See Age Verified Premium Increases below. What will you need to do to qualify cattle for AV premiums?

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Age Verified Premium Increases

With the reopening of the Japanese market, USPB has set its age verified (AV) premium at $25 per head. Initially, until further notification from USPB, members who can schedule age verified cattle 30 days in advance of delivery, will receive an additional $5 per head above the AV premium at delivery providing the member delivers the total number of cattle he committed to the program.

“Scheduling cattle 30 days in advance of delivery will help our company determine how much product it will have to market into Japan well ahead of when the cattle are actually harvested,” USPB COO Stan Linville says. “This is a good way for USPB members to help their company more efficiently get back into this market. We expect these premiums to move with the market demand and the supply of cattle. Members who have age verified cattle should contact our office to determine current AV premiums.” See How to Qualify Cattle for USPB’s Age Verified Program above for more information.♦

Reproduction of any part of this newsletter is expressly forbidden without written permission of U.S. Premium Beef.

How to Qualify Cattle… continued from page 1

Japan limits imports to beef products from animals harvested at 20 months of age or less. This is because no animal has tested positive in the world for BSE under this age. Coming soon to our web site is a calendar that will show the earliest possible date of birth, based on harvest date, to be eligible for the age verified program.

The U.S. beef industry can use two methods of determining age. First, USDA graders can assess an overall carcass physiological maturity of A40 or less. This is done by looking at the amount of cartilage that has changed, or ossified, to bone and also from other indicators such as lean color and texture. This method must be done when carcasses are graded which is typically 36 hours after slaughter. Therefore, this method only allows for export of meat products and not byproducts derived from those animals. Carcasses with A40 maturity are typically 17 months of age or less. This difference in age is factored in to account for individual animal differences in physiological maturity. It is estimated that only five to ten percent of the U.S. beef industry’s cattle will qualify for A40 maturity.

The second method is to prove age with production records. This system must be part of a total quality system that is approved by USDA as a Quality Systems Assessment (QSA) program. Packers must create QSA programs to meet export verification requirements for countries such as Japan. A QSA program must have standard processes and procedures and it must be auditable and verifiable. This method will allow NBP to group these eligible cattle together at the plant and then harvest all products from those carcasses. This includes products collected on the slaughter floor such as tongue and intestines which will allow NBP to capture the full carcass value by exporting more products from each animal to Japan.

USPB age verified premiums are currently
$25 per head. These AV premiums will
fluctuate with market conditions.

NBP has had a QSA program approved by USDA since August 2, 2005. It includes all of the links from the ranch of origin clear through processing. All feedlots must be approved by NBP as a supplier. In turn, feedlots can approve ranches and backgrounders as suppliers with proper procedures and documentation.

USDA has also approved Process Verified Programs (PVP). These are typically very specific. USDA is verifying a specific process—in this case, when animals were born. Typically a PVP encompasses just the ranch level and does not approve a feedlot as a supplier to a packer. However, calves that are approved by a PVP at the ranch of origin can flow into a QSA program such as National Beef’s. For a current listing of PVPs go to USDA’s web page at http://processverified.usda.gov/. For a current list of QSA feeder calf programs and feedlots that have their own QSA program visit http://www.ams.usda.gov/lsg/arc/qsap.htm.

Calves that have been enrolled in a USDA feeder calf program (either PVP or QSA) for age verification can also be marketed through salebarn auctions and remain eligible for the Japanese market if they have a tamper-proof tag (visual, EID or both). Within NBP’s program, when a feedlot purchases cattle that are enrolled in a USDA age verified feeder calf program they do not have to conduct any training, risk assessment or auditing with the ranch of origin or a backgrounding operation.

Birth records can be on an individual or a group (herd) basis. For the individual method, producers must have original handwritten records of each calf’s birth date and identification. It is acceptable to record cow IDs and calving dates, then tag calves at branding/vaccinating, turn them back together and record the calf ID that is nursing each cow.

For the group method of verifying age, a producer must record the beginning and ending date of the calving season. This can be done on a calendar or a simple notebook. With this method it is important to record the total number of calves in the birth group. Each animal must be identified, however, methods such as hot iron brands or a group ear tagging system are acceptable for a birth group. NBP’s program does not require specific tags, but some USDA-approved feeder calf programs do require specific visual or EID tags or both. With the group method, there is no need to reference the calf back to its mother.

Some producers may choose to use both methods together. For example, they might record individual birth dates and tag calves individually at birth during the early part of the season and then, when spring field work begins, switch to a group method for the remainder of the season.

Birth records can not be estimated. However, if the group method is used, then the “verified age” must be assumed to be the earliest possible birth date. For example, if you check the herd every two weeks and record cows that have calved, then any calves born during the last two weeks must be assumed to have been born the day after you last checked. The bottom line: Keep detailed written records.

It is acceptable for a herd to use group calving records with the start and end of the calving season written down on a calendar and to use hot iron brands as the only method of identification on the ranch—assuming that all of those calves with that brand are included in the birth records. In this scenario, all the calves in the birth group will be assumed to have been born on the first day of the calving season. Then the feedlot can apply visual tags at the feedlot before delivery to National Beef which is a requirement of the program—that all animals have a visual id tag when delivered.

If a herd has more than one calving season, the identification system must easily keep them separate. For example, a different colored tag or a different numbering system for the spring and fall born calves.

Year-round calving herds must either have individual birth dates and ID of each animal, or for the group method, there must be distinct separation of groups within the herd if using calving date ranges and those calves in each birth group must be identified separately from the other groups.

If calves have adequate birth records, there are two options for gaining USDA certification for the cattle. The first option is to enroll the calves in a USDA feeder calf program before they leave the ranch of origin. Then, while at the feedlot, the tags can be verified with the program the calves are enrolled in and that program administrator can issue a document of proof to the feedlot. Remember that this option also allows for calves to travel through salebarns and remain eligible for export to the Japanese market.

The second alternative is to qualify the calves under NBP’s QSA umbrella. This applies to calves that are shipped directly from the ranch to the feedlot. In this case, the feedlot trains the ranch, conducts a risk assessment, completes an audit checklist, approves them as a supplier and then collects an L100 transfer document from the ranch of origin. This can be done after the calves have been shipped to the feedlot—assuming the calves were identified with some kind of tag (electronic or visual) or brand when they were shipped.

USPB members who buy calves and background them can keep their cattle eligible for AV premiums under NBP’s QSA umbrella program. They will need to work with the feedyard that finishes their calves and that feedyard will need to train and audit the backgrounder. The backgrounder must have procedures in place to accurately track the cattle through their operation. Adequate records must also be kept by the backgrounder to prove that identity was maintained. The feedyard is still responsible for approving the ranch of origin as a supplier. If the calves were enrolled in a USDA feeder calf program at the ranch of origin there is no need for training or auditing of the ranch or backgrounder.

Here is a brief overview of the feedlot’s responsibilities: They must write out their standard operating procedures for how they manage cattle. The feedlot’s staff must be trained and document the training. They must keep a lot file including move records (date, head count, identification) for placement and removal (dead, marketed, realized) from the pen. If necessary, they must train and audit their ranch suppliers for cattle that are not already enrolled in a USDA age verified feeder calf program.

A ranch that is approved by a feedlot under NBP’s QSA umbrella program must do the following: Maintain adequate birth records and keep them for three years. Complete an L100 transfer document and send it to the feedyard. All employees or family members that are involved must be trained and document the training with the necessary forms. Finally, the ranch must provide general information to the feedlot about their operation and their standard operating procedures.

Holsteins can qualify for the AV program. Calf ranches that pick up newborn calves can be treated like a ranch of origin if the calf ranch has a documented procedure for verifying the age of the calves.

If you have additional questions about how to qualify cattle for our Age Verified program, please contact our office at 866-877-2525 or visit our web page at www.uspremiumbeef.com for changes in AV qualification procedures and other AV program information.♦

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Unitholders elect two new Board members
Annual Meeting Wrap Up

USPB unitholders elected Carol Keiser, Belleair, FL, and Rex McCloy, Morse, TX to Odd Slot positions on USPB’s Board of Directors at the company’s recent annual meeting. Both new members will serve three year terms.

Carol Keiser is president of C-BAR Cattle Company, Inc. which she established and currently manages operations for feeding 5,000 to 6,000 head of cattle in feedlots in Texas, Kansas, Nebraska and western Illinois. She is a Certified Livestock Manager, Certified Livestock Dealer and represents food animal commodity producers on the National Agricultural Research, Extension, Education and Economics Advisory Board, which is a primary advisory board to the U.S. Secretary of Agriculture.

Rex McCloy is manager and part-owner of McLeod Farms, Inc., a family-owned business headquartered in Morse, TX. The operation includes a 6,500 head capacity feed yard, a 7,000 acre irrigated farm, a backgrounding operation and commercial cow-calf herd in addition to a 20,000 acre ranch in Harding County, NM.

Attendees at this year’s annual meeting also heard updates from USPB CEO Steve Hunt as well as National Beef CEO John Miller and President Tim Klein. In addition, this year members received an update on the state of the beef industry and cattle cycle from Randy Blach, CEO of Cattle-Fax, a Colorado-based market analysis firm.♦
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USPB Extends EID Rebate

U.S. Premium Beef has extended its electronic identification tag rebate through the end of calendar 2006. Members marketing cattle through USPB with EID tags of any brand and purchased from any supplier can receive a rebate of $1 per tag by sending their USPB grade detail reports back to USPB within 90 days of cattle delivery.♦

USPB Perspective… continued from page 1

ensure that our beef continues to be as safe as possible.

USPB and NBP have worked diligently with our suppliers to be prepared to market beef to Japan and other countries around the world. NBP was one of the first major U.S. beef processors to receive USDA Quality System Assessment (QSA) approval under which producers can qualify to have their cattle certified to market beef products from those animals to Japan.

We have been paying an age verified premium since April of this year to encourage our producers to maintain production and management records that will enable them to qualify cattle for the Japanese market. Now that the market is open we have increased our age verified premium. See Age Verified Premium Increases on page one. We expect that premium to fluctuate with market demand and supply.

Before the discovery of BSE in the United States, our company was the largest U.S. exporter of fresh chilled beef to Japan. Given the age limit restrictions currently in place, we have much work to do to recapture that market share but we believe, with our integrated producer ownership, we are in an excellent position to produce beef for Japan.♦

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Choice/Select Spread Widens

USDA’s Choice/Select spread has made a contra seasonal move during the last three weeks which is helping quality-based premiums on USPB’s grids.♦

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CGC retail chain is Japan's largest
NBP Japanese Customers Tour Ranch, Feedlot and Plants

Twenty representatives of C.G.C. Japan Co., Ltd. (CGC), Japan’s largest retailer, toured USPB member Steve Irsik’s ranch, Ingalls, KS, the Irsik & Doll Feed Yard, Garden City, KS, and NBP’s Liberal, KS, plant on December 6. CGC, with 3,283 stores and $30 billion in sales, was NBP’s largest Japanese retail customer before the ban on U.S. beef.

Katsumi Kato, general manager of CGC’s Foreign Trade Division, was optimistic about the desire of Japanese consumers to buy U.S. beef. “Based on consumer feedback, we believe one year after we start importing U.S. beef that we can reach volume levels of beef purchases from NBP similar to what we were buying before the ban,” Kato predicted.♦

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USPB BENCHMARK PERFORMANCE DATA

Cattle Marketed Between 11/6/05—12/3/05
	Base Grid		Market Grid
	All	Top 25%	All	Top 25%
Yield	63.87	64.87	64.53	65.25
Prime	2.16	3.40	0.57	0.50
Choice	58.75	68.35	47.72	53.99
CAB	9.76	13.84	6.08	8.81
NAB	6.22	7.47	1.14	1.20
% Black	76.47	84.59	59.54	58.87
Ungraded	1.77	1.36	2.72	1.98
Hard Bone	1.05	0.48	0.87	0.75
YG1	5.11	3.01	9.00	10.91
YG2	29.84	24.45	37.07	38.60
YG3	47.40	50.96	41.60	40.73
YG4	15.50	18.89	10.97	8.48
YG5	2.15	2.69	1.37	1.28
Light Wt.	0.22	0.12	0.12	0.06
Heavy Wt.	2.14	3.07	1.48	0.94
Premium	$16.74	$50.84	$21.67	$45.18